                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                (INCLUDING ANY ASSOCIATED STOCK PURCHASE RIGHTS)
                                       OF
                              LOCTITE CORPORATION
                                       TO
                              HC INVESTMENTS, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                                  HENKEL KGAA

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("SHARE
CERTIFICATES") evidencing shares of Common Stock, par value $0.01 per share (the
"SHARES"), of Loctite Corporation, a Delaware corporation (the "COMPANY"), including the associated common stock purchase rights (the "RIGHTS") issued pursuant to the Rights Agreement (the "RIGHTS AGREEMENT"), dated as of April 14,
1994, between the Company and The First National Bank of Boston, as Rights
Agent, are not immediately available, (ii) time will not permit all required documents to reach Citibank, N.A. (the "DEPOSITARY") prior to the Expiration
Date (as defined in the Offer to Purchase (as defined below)) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand or overnight courier or transmitted by facsimile transmission or mailed to the Depositary. See the section entitled "The Tender Offer--Procedure for Tendering Shares" of the Offer to Purchase. All references to Shares include references to the associated
Rights, unless the context indicates otherwise. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

                               To: CITIBANK, N.A.

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
        BY HAND:                      BY MAIL:                   BY OVERNIGHT COURIER:
     Citibank, N.A.                Citibank, N.A.                   Citibank, N.A.
 Corporate Trust Window    c/o Citicorp Data Distribution,  c/o Citicorp Data Distribution,
  111 Wall Street, 5th                  Inc.                             Inc.
          Floor                     P.O. Box 7072                   404 Sette Drive
New York, New York 10043      Paramus, New Jersey 07653        Paramus, New Jersey 07652

              FACSIMILE FOR ELIGIBLE INSTITUTIONS: (201) 262-3240
                      TO CONFIRM FAX ONLY: (800) 422-2077

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or, in the case of book-entry transfers, an Agent's Message) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to HC Investments, Inc., a Delaware corporation
("PURCHASER"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 6, 1996 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which, together with any amendments or supplements thereof, collectively constitute the "OFFER"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in the section entitled "The Tender
Offer--Procedure for Tendering Shares" of the Offer to Purchase.

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
Number of Shares:                               Name(s) of Record Holder(s):
Certificate Nos. (if applicable):                               (Please Type or Print)
                                                Address(es):
Check ONE box if Shares will be delivered by                      (Include Zip Code)
book-entry transfer:                            Area Code and Tel. No.:
/ / The Depositary Trust Company                Signature(s):
/ / Philadelphia Depository Trust Company
Account Number:                                 Dated:
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary the certificates evidencing the Shares tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case together with delivery of a Letter of Transmittal
(or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date of execution of this Notice of Guaranteed
Delivery. A "trading day" is any day on which the New York Stock Exchange, Inc.
is open for business.

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
Name of Firm:                                                   (Authorized Signature)
Address:                                                                Name:
                                                                (Please Print or Type)
                                                Title:
              (Include Zip Code)
Area Code and Tel. No.:                         Date:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.